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EXHIBIT 2.2

                              CERTIFICATE OF MERGER
                                       OF
                                FONEFRIEND, INC.
                                  WITH AND INTO
                       UNIVERSAL BROADBAND NETWORKS, INC.

                     PURSUANT TO SECTION 252 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

         FoneFriend, Inc., a Nevada corporation ("FoneFriend") and Universal Broadband Networks, Inc. ("UBNT") hereby certify the following information relating to the merger of FoneFriend with and into UBNT (the "Merger"):

         FIRST: The names and states of incorporation of UBNT and FoneFriend, which are the constituent corporations in the Merger (the "Constituent Corporations"), are as follows:

         NAME                                            STATE OF INCORPORATION
         ----                                            ----------------------
         Universal Broadband Networks, Inc.              Delaware
         FoneFriend, Inc.                                Nevada

         SECOND: An Amended and Restated Agreement and Plan of Merger, dated as of June 12, 2002, by and among the Constituent Corporations (the "Agreement of Merger") has been approved, adopted, certified, executed and acknowledged by FoneFriend in accordance with the provisions of sections 228 and 252 of the Delaware General Corporation Law. The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by UBNT in connection with the Fourth Amended Plan of Reorganization ("Plan") of Universal Broadband Networks, Inc. and IJNT, Inc. which Plan was confirmed on September 17, 2002 by the United States District Court for the Central District of California (Case No. SA-00-18284 JB) and in accordance with the provisions of Chapter 11 of the United States Bankruptcy Code.

         THIRD: The name of the surviving corporation of the Merger is Universal Broadband Networks, Inc., a Delaware corporation, which shall change it's name upon the filing of the Restated Certificate of Incorporation to Fonefriend, Inc., a Delaware corporation.

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         FOURTH: The Restated Certificate of Incorporation as set forth on
EXHIBIT A attached hereto shall be the Certificate of Incorporation of the surviving corporation until thereafter changed or amended as provided therein or by applicable law.

         FIFTH: Subject to the provisions of the Agreement of Merger, the remaining officer of Universal Broadband Networks, Inc. shall resign, and thereafter a new slate of directors appointed pursuant to the Order Confirming Debtor's Fourth Amended Chapter 11 Plan of Reorganization, As Amended shall be in place who shall appoint it's new officers.

         SIXTH: The executed Agreement of Merger is on file at the offices of FoneFriend, Inc., the address of which is 2722 Loker Avenue West, Suite G, Carlsbad, California 92008.

         SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

         EIGHTH: The authorized capital stock of FoneFriend prior to the Merger was 20,000,000 shares of Common Stock, $.001 par value per share, and 5,000,000 shares of Preferred Stock, $.001 par value per share.

         NINTH: This Certificate of Merger shall become effective upon the filing hereof with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, FoneFriend Inc. a Nevada corporation, as the disappearing corporation, and Universal Broadband Networks, Inc., the surviving corporation have caused this Certificate of Merger to be signed by the undersigned duly authorized officers on the 19th day of November, 2002.

                                     FONEFRIEND, INC.

                                     By: /S/ JACKELYN GIROUX
                                         ---------------------------------------
                                         Jackelyn Giroux, CEO and President

                                         UNIVERSAL BROADBAND NETWORKS, INC.

                                    By: /S/ BRANDON POWELL
                                        ----------------------------------------
                                        Brandon Powell, Executive Vice President

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                                    EXHIBIT A
                                    ---------

                      Restated Certificate of Incorporation

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